EXHIBIT 10.63

Amendment No. 1

Taylor Capital Group, Inc.

Deferred Compensation Plan

THIS AMENDMENT is made by Taylor Capital Group, Inc., a Delaware corporation (the “Employer”).

WHEREAS, THE EMPLOYER AMENDED AND RESTATED THE TAYLOR CAPITAL GROUP, INC. DEFERRED COMPENSATION PLAN (THE “PLAN”), WITH AN EFFECTIVE DATE OF APRIL 1, 2001; and

WHEREAS, THE EMPLOYER CURRENTLY MAINTAINS THIS PLAN FOR THE BENEFIT OF A SELECT GROUP OF MANAGEMENT AND HIGHLY COMPENSATED EMPLOYEES; AND

WHEREAS, PURSUANT TO SECTION 5.1 ACCOUNTS, SUBSECTION (C) OF THE PLAN DOCUMENT, THE PLAN PARTICIPANT, AS THAT TERM IS CURRENTLY DEFINED IN THE PLAN DOCUMENT, HAS THE ABILITY TO ESTABLISH ONE OR MORE PERSONAL GOALS ACCOUNT, AS THAT TERM IS CURRENTLY DEFINED IN THE PLAN DOCUMENT, BY DESIGNATING A YEAR OF PAYOUT AT THE TIME THE ACCOUNT IS INITIALLY ESTABLISHED; AND

WHEREAS, THE EMPLOYER NOW DESIRES TO PROVIDE SOME FLEXIBILITY REGARDING THE COMMENCEMENT OF DISTRIBUTION FOR THOSE AMOUNTS CREDITED TO A PLAN PARTICIPANT’S ABOVE REFERENCED PERSONAL GOALS ACCOUNT; AND

WHEREAS, PURSUANT TO SECTION 6.5 FINANCIAL HARDSHIP DISTRIBUTION OF THE PLAN DOCUMENT, THE ADMINISTRATOR MAY PERMIT AN EARLY DISTRIBUTION OF PART OR ALL OF ANY DEFERRED AMOUNTS; PROVIDED, HOWEVER, THAT DISTRIBUTION SHALL BE MADE ONLY IF THE ADMINISTRATOR DETERMINES THAT THE PLAN PARTICIPANT HAS EXPERIENCED AN UNFORESEEN EMERGENCY THAT IS CAUSED BY AN EVENT BEYOND THE CONTROL OF THE PLAN PARTICIPANT; AND

WHEREAS, THE EMPLOYER NOW DESIRES TO PROVIDE SOME CLARITY REGARDING SECTION 6.5 FINANCIAL HARDSHIP DISTRIBUTION AND THE ABILITY OF THE PLAN PARTICIPANT, UPON THE UTILIZATION OF THE AFOREMENTIONED SECTION 6.5, TO CONTINUE DEFERRALS WITHIN THE PLAN; AND

WHEREAS, SECTION 10.10 AMENDMENT AND TERMINATION of the Plan document confers to the Employer the sole authority to modify, amend and terminate the Plan, subject to non-applicable restrictions; and

WHEREAS, pursuant to the aforementioned authority to amend the Plan, the Employer herby amends the Plan through the execution of this Amendment No.1, with this Amendment No.1 having an effective date of April 1, 2001.

NOW THEREFORE, in consideration of the foregoing premises, desires and promises contained in the Plan, the Plan shall be amended as follows:

1. Article 5, Accounts, Section 5.1, Accounts of the Taylor Capital Group, Inc. Deferred Compensation Plan is to be revised and amended to incorporate the following provision, in it’s entirety, as an additional subsection to the original provision:

“(e)	A Participant may change the fixed deferral period previously established under this Section by filing a new written Deferral Election with the Administrator at least thirteen (13) months prior to the date that the applicable deferral period would end and the applicable benefit distributions would otherwise commence. This Deferral Election shall specify the new fixed deferral period pursuant this Section 5.1, Accounts. Such change in a Participant’s Deferral Election shall only be permitted to extend the deferral period, and associated distribution, beyond the Participant’s initial election. The Participant shall be prohibited from changing the initial Deferral Election to accelerate the applicable Account distribution commencement date.”

2. Article 6, Distributions, Section 6.5, Financial Hardship Distribution of the Taylor Capital Group, Inc. Deferred Compensation Plan is to be revised to incorporate the following provision, in it’s entirety, as an amendment and replacement to the original provision:

“6.5 Financial Hardship Distribution. The Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an unforeseen emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early distribution were not permitted. Any distribution pursuant to this subsection is limited to the amount necessary to meet the hardship. Additionally, the Participant shall not be eligible to participate in the Plan for the balance of the Plan Year in which the distribution took place. A Participant who has utilized this Financial Hardship Distribution shall be permitted to submit a new Deferral Election in the Plan Year immediately following the Plan Year in which such Financial Hardship Distribution has taken place.”

3. The Plan’s index shall be automatically amended to reflect the changes as provided for in this Amendment No. 1.

IN WITNESS WHEREOF, the undersigned duly authorized member of the Committee has caused the foregoing amendment to be executed this 18th day of December, 2002.

/s/ MELVIN E. PEARL
On behalf of the Committee as Aforesaid